Exhibit 10.33
AMENDMENT NO. 2 TO AMENDED AND RESTATED CONTRACT MANUFACTURING AGREEMENT
This Amendment No. 2 to Amended and Restated Contract Manufacturing Agreement (the “Second Amendment”), effective as of June 13, 2025 (the “Amendment Effective Date”), is by and between ALCON RESEARCH, LLC (hereinafter referred to as “ALCON ”), and LIFECORE BIOMEDICAL, LLC, a Minnesota entity with its principal offices at 3515 Lyman Blvd., Chaska, Minnesota 55318 (hereinafter referred to as “LIFECORE”).
W I T N E S E T H:
WHEREAS, ALCON and LIFECORE entered into an Amended and Restated Contract Manufacturing Agreement effective as of December 31, 2023, as amended by Amendment No. 1 dated as of May 2, 2024 (as amended, the “Contract Manufacturing Agreement”); and
WHEREAS, ALCON and LIFECORE desire to further amend the Contract Manufacturing Agreement to modify certain provisions relating to certain Alcon Equipment;
NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements herein contained, it is mutually agreed as follows:
1.DEFINITIONS
Unless otherwise defined herein, capitalized words in this Second Amendment shall have the meaning attributed to them in the Contract Manufacturing Agreement.
2.ALCON EQUIPMENT. Section 2.06 of the Contract Manufacturing Agreement provides that the ALCON Equipment shall be the sole property of ALCON and LIFECORE shall use the ALCON Equipment solely and exclusively for manufacturing the Product for ALCON under the Contract Manufacturing Agreement, unless ALCON specifically consents in writing to LIFECORE’s other use. Section 2.06 of the Contract Manufacturing Agreement is hereby amended to add the following at the end of the current paragraph:
“ALCON and LIFECORE acknowledge that the Binder VD-23 – UL vacuum drying chamber, E26013 (“Binder Vacuum Drying Chamber E26013”) is ALCON Equipment under the Contract Manufacturing Agreement. Notwithstanding the above, ALCON consents to LIFECORE’s use of the Binder Vacuum Drying Chamber E26013 to manufacture and test other products for other customers, on the following conditions:

(a) Lifecore shall continue to prioritize the scheduling and use of the Binder Vacuum Drying Chamber E26013 for ALCON’s Products before other customers; and

(b) In addition to paying for the cost of maintenance and calibration, LIFECORE will assume responsibility for the cost of any repairs and replacing the Binder Vacuum Drying Chamber E26013 when necessary.”
3.INTEGRATION
Except for the sections of the Contract Manufacturing Agreement specifically amended herein, all terms and conditions of the Contract Manufacturing Agreement remain and shall remain in full force and effect. This Second Amendment shall hereafter be incorporated into and deemed part of the Contract Manufacturing Agreement and any future reference to the Contract Manufacturing Agreement shall include the terms and conditions of this Second Amendment.
4.COUNTERPARTS
This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Second Amendment may be executed and delivered electronically (including via DocuSign, Adobe or Portable Document Format (.pdf)), each of which will be valid, binding and deemed an original, and all of which, taken together, will constitute one and the same instrument.
[Signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed by their duly authorized representative.

ALCON RESEARCH, LLC By: /s/ James Sinor Name: James Sinor Title: Sr. Director, Head ESO Date: 6/13/2025	LIFECORE BIOMEDICAL, LLC By: /s/ Jackie Klecker Name: Jackie Klecker Title: EVP, Quality & Dev Services Date: 6/13/2025